ADVISOR AGREEMENT

This ADVISOR AGREEMENT (this “Agreement”) is entered as of February 28, 2020 (the “Effective Date”) by Accel Entertainment, Inc., a Delaware corporation (the “Company”), and Gordon Rubenstein (the “Advisor”).
WHEREAS, the Advisor is a non-employee member of the Company’s Board of Directors (the “Board”) in the position of Vice Chairman of the Board, and a manager of Accel Entertainment Gaming, LLC (“Accel Entertainment”), a subsidiary of the Company and a regulated gaming entity in the state of Illinois;
WHEREAS, the Company desires to engage the Advisor to continue to serve as a manager of Accel Entertainment and to serve as a strategic advisor to the Company, and the Advisor desires to serve in such capacity, pursuant to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
1.Services. Advisor agrees to continue to serve as a manager of Accel Entertainment and to serve as a strategic advisor to the Company, and to consult with and advise the Company’s management from time to time, at the reasonable request of the Chairman of the Board or the Company’s Chief Executive Officer, including with respect to industry trends and opportunities and other strategic aspects of the Company’s business (the “Services”). The Services shall be in addition to any services that the Advisor provides to the Company as a member of the Company’s Board.
2.Consideration. Subject to the approval of the Board, the Company anticipates granting the Advisor an option to purchase 90,000 shares of the Company’s common stock, with a per share exercise price equal to the closing price of a share of the Company’s common stock on the date of grant (the “Stock Option Grant”). The anticipated Stock Option Grant will be governed by the terms and conditions of the Company’s Long Term Incentive Plan (the “Plan”) and the Advisor’s grant notice and stock option agreement governing such grant, and will include a five-year vesting schedule commencing on January 1, 2020, pursuant to which 1/3rd of the shares underlying the Stock Option Grant will vest on January 1, 2023, 1/3rd of the shares underlying the Stock Option Grant will vest on January 1, 2024, and the remaining 1/3rd of the shares underlying the Stock Option Grant will vest on January 1, 2025, in each case subject to the Advisor continuing to provide the Services pursuant hereto on each applicable vesting date; provided that 100% of the shares underlying the Stock Option Grant will vest immediately prior to a Change in Control (as defined in the Plan).
In addition, subject to the approval of the Board, the Company anticipates granting the Advisor a restricted stock unit representing the opportunity to receive 60,000 shares of the Company’s common stock (the “RSU Grant”). The anticipated RSU Grant will be governed by the terms and conditions of the Plan and the Advisor’s grant notice and restricted stock unit agreement governing such grant, and will include in a five-year vesting schedule commencing on January 1, 2020, pursuant to which the 1/3rd of the shares underlying the RSU Grant will vest on January 1, 2023, 1/3rd of the shares underlying the RSU Grant will vest on January 1, 2024, and the remaining 1/3rd of the shares underlying the RSU Grant will vest on January 1, 2025, in each case subject to the Advisor continuing to provide the Services pursuant hereto on each applicable vesting date; provided that 100% of the shares underlying the RSU Grant will vest immediately prior to a Change in Control (as defined in the Plan).

1.

The Advisor shall not be entitled to receive a consulting fee in respect of the Advisor’s performance of the Services. For the avoidance of doubt, nothing in this Agreement shall limit the Advisor’s right to receive consideration in respect of his service as a member of the Board as may be determined by the Board from time to time.
3.Term and Termination. This Agreement will commence on the Effective Date and, unless terminated earlier in accordance with the terms of this Agreement, will remain in force and effect until January 1, 2025 (the “Term”). The Advisor may terminate this Agreement at any time, for any reason, by giving notice to the Chairman of the Board or the Company’s Chief Executive Officer. The Company may terminate this Agreement at any time, for any reason, at the discretion of the Chairman of the Board or the Chief Executive Officer of the Company, by giving notice to the Advisor. Sections 5 and 6 of this Agreement and any remedies for breach of this Agreement will survive any termination or expiration.
4.Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement, each party will be and act as an independent contractor and not as a partner, joint venturer, agent or employee of the other and will not bind nor attempt to bind the other to any contract. Advisor will not be eligible to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs.
5.Confidentiality. In connection with providing the Services, Advisor will have access to certain confidential information of the Company, including information that the Company has received and in the future will receive from third parties that is subject to a duty from the Company to maintain the confidentiality of such information and to use it only for certain limited purposes (“Confidential Information”). To the extent such Confidential Information is not generally publicly known or otherwise previously known by Advisor without an obligation of confidentiality, Advisor agrees not to use Confidential Information (except in connection with providing the Services or in connection with Advisor’s service as a member of the Board) or disclose such Confidential Information to any third party and to take reasonable steps to maintain the confidential nature of such Confidential Information. Advisor also agrees to return all Confidential Information to the Company upon the termination of this Agreement for any reason, other than to the extent retained in connection with Advisor’s service as a member of the Board. Advisor will comply with and be bound by the Company’s operating policies, procedures and practices that are from time to time in effect during the Term. Nothing herein shall be construed to limit or alter Advisor’s obligations or responsibilities to the Company in connection with Advisor’s service on the Board, whether pursuant to applicable law, the charters or policies of the Board or otherwise.
6.Work Product. Advisor acknowledges and agrees that any copyrightable works prepared by Advisor in connection with his performance of the Services will be “works made for hire” under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. Executive further agrees that all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, confidential information and trade secrets (“Inventions”) made, created, conceived or first reduced to practice during the Term, whether or not in the course of the Advisor providing the Services, and whether or not patentable, copyrightable or protectable as trade secrets, and that (a) are developed using equipment, supplies, facilities or trade secrets of the Company; (b) result from work performed by Advisor for the Company pursuant to this Agreement; or (c) relate to the Company’s business or actual or demonstrably anticipated research or development (the “Assigned Inventions”), will be the sole and exclusive property of the Company. The Advisor shall execute any and all documents and shall provide such assistance necessary either to evidence or register the assignment of these rights.

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7.No Conflicts. Advisor represents and warrants that neither this Agreement nor the performance thereof will conflict with or violate any obligation of Advisor or right of any third party.
8.Miscellaneous. This Agreement and the Services performed hereunder are personal to Advisor and Advisor will not have the right or ability to assign, transfer or subcontract any obligations under this Agreement without the written consent of the Company. Any attempt to do so will be void. Company will be free to transfer any of its rights under this Agreement to a third party. This is the entire agreement between the parties with respect to the subject matter hereof and no changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. In the event that any provision of this Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. This Agreement is governed by and construed in accordance with the laws of the State of Illinois without regard to the conflicts of law provisions thereof. Any notice will be given in writing by first class mail, fax or electronic mail and addressed to the party to be notified at the address below, or at such other address, fax number or e-mail address as the party may designate by 10 days’ advance written notice to the other party.
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3.

The undersigned have executed this Advisor Agreement as of the Effective Date.

COMPANY:

Accel Entertainment, Inc.

By:	/s/ Derek Harmer

	Name:	Derek Harmer
	Title:	General Counsel and Secretary

ADVISOR:

By:	/s/ Gordon Rubenstein
Gordon Rubenstein